                                                                    EXHIBIT 10.1

                  SUMMARY OF COMPENSATION FOR TIMOTHY M. HARMON

Mr. Harmon retired as the Company's President and Chief Merchandising Officer effective July 1, 2005. Mr. Harmon's annual base salary at the time of his retirement was $750,000 per year. Mr. Harmon has a performance-based bonus award agreement as described in more detail in our Current Report on Form 8-K filed on March 25, 2005. A prorated portion of this bonus for the period prior to his retirement, and excluding any portion related to his individual performance, will be paid to Mr. Harmon at the time that bonuses under this program are paid to the Company's executive officers. A severance agreement with Mr. Harmon was filed as an exhibit to our Annual Report on Form 10-K filed on April 9, 1998. No payment was made under this agreement in connection with Mr. Harmon's retirement. The Company has agreed to extend the standard employee discount privilege to Mr. Harmon and his spouse for his and her lifetimes, provided that Mr. Harmon does not at any time have an affiliation (as employee, consultant, board member, advisor or otherwise) with any entity that could be considered a competitor of the Company.